Exhibit 99.1

CEA Industries Inc. Announces Adjournment of Annual Meeting of Stockholders

Louisville, Colorado, August 30, 2022 – CEA Industries Inc. (“Company”), (NASDAQ: CEAD, CEADW), a leader in controlled environment agriculture (CEA) systems engineering and technologies, today announced that its 2022 annual meeting of stockholders has been adjourned to October 6, 2022, at 1:00 PM, Mountain Time. The adjournment was due to a lack of quorum for the meeting scheduled on August 29th. The record date for the adjourned meeting will continue to be July 8, 2022.

Tony McDonald, CEA Industries Chairman and CEO, noted that the Company had received proxies for 3,540,460 shares of common stock outstanding for 44.512% of the shares eligible to vote at the meeting. For approval of the adjournment, the Company had received 3,294,406 or 41.418% of the voted shares eligible to vote at the meeting in favor of an adjournment, in the event that it was needed. Because the votes were generally in favor of electing the designated slate of directors and of ratification of the current accounting firm to continue as the independent auditors, as discussed in the Proxy Statement, dated July 20, 2022, the Company adjourned the annual meeting to continue to solicit votes on these proposals.

The Company’s Board of Directors continues to recommend a vote in favor of the proposals presented in the Proxy Statement for the reasons described therein, including (i) the election of the five director nominees named in the Proxy Statement to serve on the Board of Directors for a term of one year or until their respective successors are duly elected and qualified, (ii) the ratification of the selection of Sadler, Gibb & Associates, L.L.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and (iii) the approval of any adjournment of the Annual Meeting, if necessary or appropriate, to permit solicitation of additional proxies to hold the meeting and approve the foregoing proposals.

Tony McDonald added, “To all our shareholders, your vote is important. For shareholders that hold their shares through brokerage accounts, several brokerage firms will not exercise their permitted discretionary authority in respect of our request for your proxy, so it is essential that you exercise your vote for them to act on your behalf. To vote, please contact our proxy solicitor, Advantage Proxy, Inc., toll free at 1-877-870-8565.”

Mr. McDonald continued, “Shareholders that have voted their shares need not do anything further. Those shares will continue as voted for the adjourned meeting, unless changes are affirmatively made or their vote is withdrawn.”

About CEA Industries Inc.

CEA Industries Inc. (www.ceaindustries.com), is home to industry leaders in controlled environment agriculture, with complementary and adjacent companies added to its portfolio when aligned with the company’s growth initiatives. As the global environment for indoor cultivation continues to grow, CEA Industries was formed to embrace companies that support these ecosystems.

Headquartered in Louisville, Colorado, CEA Industries knows that growth is a team sport. Through future partnerships and mergers and acquisitions, both financial and strategic, CEA Industries will continue its pursuit of companies that bring accretive value to its customers and investors.

Safe Harbor Statement

This press release contains statements of a forward-looking nature relating to future events. Forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to CEA Industries Inc.’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Media Contact:

Jamie English

Vice President, Marketing Communications

Jamie.english@surna.com

303.993.5271

Investor Contact:

Sean Mansouri, CFA

Elevate IR

info@ceaindustries.com